Exhibit 99.1

Dakota Territory Resource Corp  Update

Company to Focus on Gold Exploration

Reno, Nevada, October 16, 2012 -- Dakota Territory Resource Corp (OTCBB: URXED) ("Dakota Territory" or the "Company"), formerly Mustang Geothermal Corp ("Mustang"), is pleased to provide an update on the Company and its transition to gold exploration.

As previously disclosed in a separate news release dated September 19, 2012, Mustang announced the filing of its Definitive Form 14C Information Statement relevant to the actions taken by the Company as the result of its entrance into a Material Definitive Agreement on March 8, 2012.  The Definitive 14C Information Statement is available under the Company's profile at http://www.sec.gov.

As a result of entering into the Material Definitive Agreement with North Homestake Mining Company, Mustang agreed to:

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Change its name from Mustang Geothermal Corp to Dakota Territory Resource Corp.

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Affect a ten for one (10:1) reverse stock split of its issued and outstanding common stock.

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After completion of the two foregoing actions, acquire and assume control and beneficial ownership of all of the outstanding shares of North Homestake Mining Company in exchange for thirty million post reverse stock split shares of Mustang's common stock, resulting in Mustang assuming ownership of the Blind Gold Property Claims located in the Black Hills of South Dakota.

Name Change

Through amendment of its Articles of Incorporation with the Nevada Secretary of State and with approval of the Financial Industry Regulatory Authority (FINRA), Mustang Geothermal Corp became Dakota Territory Resource Corp on September 26, 2012.

Ticker Symbol

Through amendment of its Articles of Incorporation with the Nevada Secretary of State and with approval of the Financial Industry Regulatory Authority (FINRA), Dakota Territory began trading on September 26, 2012 with the temporary symbol OTCBB: URXED.  Following approximately 20 business days, or on October 23, 2012, the temporary ticker symbol will be permanently changed to OTCBB: DTRC.

Reverse Stock Split

On September 26, 2012, through amendment of its Articles of Incorporation with the Nevada Secretary of State and with approval of the Financial Industry Regulatory Authority (FINRA), Dakota Territory effected a change in capital through a reverse split of the Company’s total issued and outstanding shares of stock on the basis of 1 for 10.

Acquisition of North Homestake Mining Company

Consistent with the terms of the Material Definitive Agreement, Dakota Territory and North Homestake Mining Company exchanged common stock on September 28, 2012, and successfully closed the Common Stock Share Exchange Agreement, whereby Dakota Territory assumed 100% beneficial ownership of the Blind Gold Property located in the Black Hills of South Dakota.

The Black Hills are known for continuous gold production over the past 135 years and Dakota Territory's 1600 acre Blind Gold Property lies approximately 3 miles northwest of, and on a structural trend with the historic Homestake Gold Mine, which before closing in 2002 produced approximately 40 million ounces of gold. The Blind Gold Property is underlain by Homestake Formation, the unique host for gold mineralization at the Homestake Mine.  Richard Bachman, President and CEO of the Company and Gerald Aberle, Vice President and COO of the Company have a combined 44-years of mining and exploration experience with Homestake Mining Company in the Black Hills.

Despite the prolific gold production history of the Black Hills, the area is largely underexplored.  Management believes, based on its firsthand knowledge and experience in the district, that the Blind Gold Property holds excellent exploration potential for the discovery of a gold deposit hosted in Homestake iron-formation.  Coupled with today's higher gold prices and the benefits associated with operating in a stable low cost jurisdiction, Management believes the exploration potential of its projects in the Black Hills will provide finance opportunities that have not been available for the development of its geothermal assets, and will ultimately provide shareholders the opportunity for significant growth that does not otherwise exist in the geothermal energy sector.

Focus on Gold Exploration

Over the past several years, Mustang has been engaged in the business of advancing its geothermal assets in the State of Nevada and Country of Peru. The Company actively pursued conventional and alternative capital financing to fund the development of its properties, but has been unsuccessful due to changing conditions within the industry and other factors beyond the control of the Company.  In early 2012, Management determined that the Company's prospects for financing its geothermal assets were not likely to improve in the foreseeable future and, as a result, began investigations into other business opportunities that fell within the purview of its business profile and classification.

In its news release dated September 19, 2012, Mustang announced its intention to focus the Company's energy and resources going forward on gold exploration in the Black Hills.  With the acquisition of North Homestake Mining Company and the Blind Gold Property completed, the Board of Directors consequently voted unanimously on October 12, 2012 not to invest any further capital in the maintenance of its geothermal properties in the State of Nevada or the Country of Peru.  This decision was based on the determination that (i) new opportunities to fund the Company's planned geothermal projects are not likely to materialize in the foreseeable future; (ii)  the substantial overhead costs associated with maintaining its property position in Peru and Nevada is detrimental to current and future efforts to finance exploration of the Blind Gold Property; and (iii) the diversion of any new finances to overhead costs associated with its geothermal properties is in conflict with the Company's overall objective of creating shareholder value through the focus of its energy and resources on gold exploration in the Black Hills.  As a result of management's decision, Dakota Territory will write off its geothermal assets in the State of Nevada as at September 30, 2012 and its property assets in Country of Peru when such future holding costs become due.

Investor Relations Contact: For more information, please contact Constellation Asset Advisors, Inc. 415-524-8500

Safe Harbor Statement

This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although we believe that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, we can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements are generally identifiable by the use of words like "may," "will," "should," "could," "expect," "anticipate," "estimate," "believe," "intend," or "project" or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to: adverse economic conditions, competition, adverse federal, state and local government regulation, inadequate capital, inability to carry out research, development and commercialization plans, loss or retirement of key executives and other specific risks. To the extent that statements in this press release are not strictly historical, including statements as to revenue projections, business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, events conditioned on stockholder or other approval, or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this release are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Readers are advised to review our filings with the Securities and Exchange Commission that can be accessed over the Internet at the SEC's website located at http://www.sec.gov.